UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2015

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On March 30, 2015, Univest Corporation of Pennsylvania (the “Company”) completed the issuance of $50 million in aggregate principal amount of Fixed-to-Floating Rate Subordinated Notes Due 2025 (the "Notes") in a private placement transaction to institutional accredited investors (the "Private Placement"). The Notes were issued by the Company pursuant to a Note Subscription Agreement, dated March 26, 2015 (the “Note Subscription Agreement”), among the Company and the institutional accredited investors identified therein, and an Issuing and Paying Agency Agreement, dated March 30, 2015 (the “IPAA”), between the Company and U.S. Bank National Association, as the issuing and paying agent.
The net proceeds of the offering approximated $49 million and will be used for general corporate purposes, including but not limited to, contribution of capital to Univest Bank and Trust Co. (the “Bank”), which is a wholly-owned subsidiary of the Company, and to support both organic growth as well as acquisitions, should such opportunities arise. The Notes are expected to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.
The Notes will bear interest at an annual fixed rate of 5.10% from the date of issuance until March 30, 2020, or any early redemption date, with the first interest payment on the Notes occurring on September 30, 2015 and semi-annually thereafter each March 30 and September 30 until March 30, 2020. Thereafter, the Notes will bear interest at an annual rate equal to the three-month LIBOR rate plus 3.544% until March 30, 2025, or any early redemption date, payable quarterly on each March 30, June 30, September 30 and December 30. Beginning with the interest payment date of March 30, 2020, the Company has the option, subject to approval of the Federal Reserve Board, to redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the redeemed Notes, plus accrued and unpaid interest to the date of the redemption. As more completely provided in the IPAA and the Notes, the indebtedness evidenced by the Notes, including the principal and interest, is unsecured and subordinate and junior in right of payment to all of the Company’s senior indebtedness from time to time outstanding, and is effectively junior in right of payment to general creditors and depositors of the Bank. The IPAA also contains provisions and additional detail related to redemption features and other matters pertaining to the Notes.
The IPAA and the form of Note are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively. The above summaries of the IPAA and the Notes do not purport to be a complete description of such documents and are qualified in their entirety by reference to the documents attached hereto.

Item 7.01	Regulation FD Disclosure
In connection with the planned issuance and sale of the Notes, the Company requested that Kroll Bond Rating Agency (“KBRA”) assign a senior unsecured debt rating, a subordinated debt rating and a short-term rating to the Company and a deposit rating and short-term rating to the Bank. As such, KBRA has assigned the Company a senior unsecured debt rating of BBB+, a subordinated debt rating of BBB, and a short-term rating of K2. In addition, KBRA has also assigned a deposit rating of A- and a short-term rating of K2 to the Bank. The outlook on all ratings is stable.

Item 9.01	Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit No.	Description of Document

4.1	Issuing and Paying Agency Agreement, dated March 30, 2015 (the "IPAA"), between the Company and U.S. Bank National Association, as the issuing and paying agent.
4.2	Form of Fixed-to-Floating Rate Subordinated Note due 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Senior Executive Vice President, Chief Financial Officer (Principal Financial & Accounting Officer)
March 30, 2015

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Issuing and Paying Agency Agreement, dated March 30, 2015 (the "IPAA"), between the Company and U.S. Bank National Association, as the issuing and paying agent.
4.2	Form of Fixed-to-Floating Rate Subordinated Note due 2025.